UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2021

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2021, AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), Alpha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), First Wave Bio, Inc., a Delaware corporation (“First Wave”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders and option holders of First Wave (the “Stockholders”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the Merger Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the Merger Agreement, the Company will acquire First Wave through the merger of Merger Sub with and into First Wave (the “Merger”), with First Wave surviving the merger as the surviving entity (the “Surviving Corporation”). From and after the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue its existence under the laws of the State of Delaware and become a wholly owned subsidiary of the Company. The Merger will close promptly on September 13, 2021 (the “Closing Date”) upon completing certain filings with the Secretary of State of the State of Delaware.

As a result of the Merger, each share of First Wave common stock, par value $0.0001 per share (“First Wave Common Stock”), options to purchase First Wave Common Stock (“First Wave Options”), First Wave restricted stock units, First Wave Series A Preferred Stock, par value $0.0001 per share, and First Wave Series B Preferred Stock, par value $0.0001 per share, outstanding immediately prior to the Effective Time will be converted into the right to receive the applicable share of an aggregate of approximately $22.0 million worth of consideration, consisting of (i) approximately $18.0 million in cash, approximately $3.0 million of which is due on the Closing Date (as adjusted for First Wave’s cash and cash equivalents and transaction expenses), $8.0 million of which is payable within 45 days of the Closing Date, and $7.0 million of which is payable by March 31, 2022, and (ii) 624,025 shares of common stock (the “Common Stock Consideration”) of the Company, par value $0.0001 per share (the “Common Stock”), based on a value of $4.0 million divided by $6.41 per share, as adjusted for the Company’s previously disclosed 10-for-1 reverse stock split (also effective on the Closing Date). Following the Merger, and after giving effect to the 10-for-1 reverse stock split, there will be an aggregate of approximately 9,965,174 shares of Common Stock outstanding.

Pursuant to the Merger Agreement, Stockholders will also be entitled to the applicable share of each Milestone Payment, if any, as defined in the Merger Agreement, in an aggregate amount of up to $207.0 million, contingent upon the achievement of specified development, regulatory and sales goals for the use of First Wave’s proprietary formulations of niclosamide in the treatment of COVID, Immune Checkpoint Inhibitor-Associated Colitis and ulcerative colitis, and Crohn’s disease, ulcerative proctitis and/or ulcerative proctosigmoiditis (“IBD”). All Milestone Payments will be payable in cash, provided that 25% of the Milestone Payments attributable to IBD will be payable, at the Company’s option,  in either cash or Common Stock. In addition, Stockholders are entitled to 10% of certain specified revenue received by the Company from any third party with a pre-existing niclosamide development program relating to COVID.

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As a result of the Merger, as of the Closing Date, the License Agreement, dated December 31, 2020, previously entered into between the Company and First Wave will be acquired and will terminate. Under the License Agreement, First Wave had previously granted the Company a worldwide, exclusive right to develop, manufacture, and commercialize First Wave’s proprietary immediate release and enema formulations of niclosamide for the fields of treating ICI-AC and COVID-19 in humans. The Company’s development of those proprietary formulations for those fields will continue unabated following the Merger.

Common Stock Consideration and the shares of Common Stock, if any, issued as Milestone Payments, will be subject to customary registration rights, and the Company shall use commercially reasonable efforts to file a registration statement registering such shares of Common Stock promptly after December 31, 2021.

Following the Merger, the Company will change its corporate name to “First Wave BioPharma, Inc.”, and the Common Stock will trade on the Nasdaq Capital Market under the new ticker symbol “FWBI”, each of which is anticipated to be effective on or about September 23, 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the shares of restricted Common Stock issued to Stockholders of First Wave in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company will issue the shares of restricted Common Stock to the Stockholders in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933 and/or Section 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration for private placements based in part on the representations made by the Stockholders, including the representations with respect to each Stockholder’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and the stockholders’ investment intent.

Item 7.01 Regulation FD Disclosure.

On September 13, 2021, the Company issued a press release announcing the Merger. as well as a conference call and live audio webcast to occur at 8:30 a.m. ET on that same day, to discuss the acquisition of First Wave by the Company. Details of the conference call and webcast are included in the press release. A copy of the press release is furnished as Exhibit 99.1 hereto.

In addition, on September 13, 2021, the Company updated its corporate presentation materials (the “Corporate Presentation”), which it anticipates to reference on the conference call and webcast and post to its corporate website. A copy of the Corporate Presentation is furnished as Exhibit 99.2 hereto.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

The Company is filing updates to its business description and risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021. A copy of such update is filed as Exhibit 99.3 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

First Wave’s audited financial statements for the year ended December 31, 2020 and the notes related thereto are filed as Exhibit 99.4 and incorporated herein by reference.

First Wave’s unaudited interim financial statements for the three and six months ended June 30, 2021, and the notes related thereto, are filed as Exhibit 99.5 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and balance sheets and statement of operations as of and for the six months ended June 30, 2021, and the notes related thereto, are filed as Exhibit 99.6 and incorporated herein by reference.

(d)	Exhibit No.	Description
	2.1*	Agreement and Plan of Merger, dated September 13, 2021, by and among the Company, Alpha Merger Sub, Inc., First Wave Bio, Inc. and Fortis Advisors LLC, as shareholders’ representative. †
	23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.
	99.1	Press Release, dated September 13, 2021.
	99.2	Corporate Presentation
	99.3	Description of Business and Risk Factor Update
	99.4	The audited financial statements of First Wave Bio, Inc. for the year ended December 31, 2020, and the notes related thereto.
	99.5	The unaudited interim financial statements of First Wave Bio, Inc. for the three and six months ended June 30, 2021, and the notes related thereto.
	99.6	The unaudited pro forma condensed consolidated financial statements for the six months ended June 30, 2021 and for the year ended December 31, 2020, and the notes related thereto.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

† Certain portions of this exhibit, that are not material and would likely cause competitive harm to the registrant if publicly disclosed, have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

September 13, 2021	By:	/s/ Daniel Schneiderman
	Name:	Daniel Schneiderman
	Title:	Chief Financial Officer

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